Exhibit (c)(xvii)
Discussion Materials November 21, 2008 Project Milos DRAFT

2008 Financial Model P&L Source: Genentech 2008 Financial Model, received November 2008 Discussion Materials

Preliminary Valuation Summary Discussion Materials Preliminary Valuation Summary Based on IBES projections and ranges of 2008E and 2009E EBITDA multiples of 12.0x to 14.0x and 11.0x to 13.0x and ranges of 2008E and 2009E P/E multiples of 20.0x to 22.0x and 18.0x to 20.0x, respectively. Assumes net debt of ($3,263) million and 1,073.5 million FD shares Based on 2008 long range business plan received June 2008 and assumes WACC of 9.0%, effective tax rate of 35.0% and a range of perpetuity growth rates of 2.0% to 3.0% Based on 2008 financial model received November 2008 and a range of 2009E EBITDA multiples of 11.0x to 13.0x. Assumes net debt of ($3,263) million and 1,073.5 million FD shares Based on 2008 financial model received November 2008 and a range of 2009E EBITDA multiples 7.0x to 9.0x. Assumes net debt of ($5,498) million and 1,062.9 million FD shares Based on 2008 financial model received November 2008 and assumes WACC of 9.0% and a range of perpetuity growth rates of 2.0% to 3.0% (1) (2) (3) (4) (5) (5) Valuation as of 7/18/2008 Valuation as of 11/21/2008

Discounted Cash Flow Analysis Genentech 2008 Financial Model Implied Value at 11/21 Capital Structure Implied Value at 7/18 Capital Structure Source: Genentech 2008 Financial Model, received November 2008 Note: Assumes 9.0% discount rate, 2.0% terminal perpetuity growth rate, valuation date as of 12/31/2008 and midpoint convention As per Genentech's free cash flow calculation Based on $536 million of commercial paper, $2,504 million of long-term debt, $4,275 million of cash and cash equivalents, $1,657 million of short-term investments and $2,606 million of long-term marketable securities Based on 1,052.0 million shares outstanding and 78 million options outstanding at a weighted average exercise price of $62.91 Based on $599 million of commercial paper, $2,475 million of long-term debt, $2,891 million of cash and cash equivalents, $1,614 million of short-term investments and $1,832 million of long-term marketable securities Based on 1,050.9 million shares outstanding and 88 million options outstanding at a weighted average exercise price of $61.61 Discounted Cash Flow Analysis Discussion Materials

Discounted Cash Flow Sensitivity Discounted Cash Flow Sensitivity at 11/21 Capital Structure(1) Source: Genentech 2008 Financial Model, received November 2008 Note: Assumes 9.0% discount rate, valuation date as of 12/31/2008 and midpoint convention Assumes ($5,498) million of net debt and 1,070.0 million fully diluted shares outstanding as of 11/21/2008 Represents Genentech's assumed tax rate, which averages 30.1% for 2009E - 2024E Discussion Materials

Comparable Company Multiple Analysis ($ in millions, except per share amounts) Comparable Company Valuation as of 7/18/2008 Source: Genentech 2008 Financial Model, received November 2008, Capital IQ, IBES Based on ($3,263.0) million of net debt, including $1,832 million in long-term marketable securities Based on 1,050.9 million shares outstanding and 88 million options outstanding at a weighted average exercise price of $61.61 Based on ($5,498.0) million of net debt, including $2,606 million in long-term marketable securities Based on 1,052.0 million shares outstanding and 78 million options outstanding at a weighted average exercise price of $62.91 Comparable Company Valuation as of 11/21/2008 Discussion Materials

Table of Contents Discussion Materials Appendix Project Milos

2008 Long Range Business Plan P&L Source: Genentech 2008 Long Range Business Plan, received June 2008 (1) Represents tax effected EBIT at a constant 35.0% tax rate (2) Includes the purchase of intangible assets (3) Assumed to include (increase) / decrease in long-term assets, net Appendix

P&L Variance 2008 Financial Model Versus 2008 Long Range Business Plan Source: Genentech 2008 Long Range Business Plan, received June 2008 and Genentech 2008 Financial Model, received November 2008 (1) Excludes (increase) / decrease in long-term assets, net (2) Not provided by 2008 Financial Model Appendix

Comparable Companies Trading Statistics as of 7/18/2008 Source: FactSet, Capital IQ, IBES, Company Filings as of 7/18/2008 Core comparables represent publicly traded pharmaceutical companies with significant oncology and immunology businesses Based on 1,050.9 million shares outstanding and 88 million options outstanding at a weighted average exercise price of $61.61, as per Genentech's 10-Q for the period ending 3/31/2008 Includes $1,832 million in long-term marketable securities (1) (2) (2) (3) (3) Appendix

Comparable Companies Trading Statistics as of 11/21/2008 Source: FactSet, Capital IQ, IBES, Company Filings as of 11/21/2008 Core comparables represent publicly traded pharmaceutical companies with significant oncology and immunology businesses Based on 1,062.9 million shares outstanding and 78 million options outstanding at a weighted average exercise price of $62.91, as per Genentech's 10-Q for the period ending 9/30/2008 Includes $2,606 million in long-term marketable securities (1) (3) (3) (2) (2) Appendix

Discounted Cash Flow Analysis June 2008 Long Range Business Plan Discounted Cash Flow Analysis Source: Genentech Long Range Business Plan, received June 2008 Note: Assumes 35.0% tax rate, 9.0% discount rate, 2.0% terminal perpetuity growth rate, valuation date as of 12/31/2008 and midpoint convention (1) Includes depreciation of PP&E, amortization of intangible assets and impairment of intangible assets (2) As per Genentech's free cash flow calculation. Includes (increase) / decrease in other long-term assets and liabilities (3) Includes the purchase of PP&E and the purchase of intangible assets (4) As per Genentech's free cash flow calculation (5) Based on $536 million of commercial paper, $2,504 million of long-term debt, $4,275 million of cash and cash equivalents, $1,657 million of short-term investments and $2,606 million of long-term marketable securities (6) Based on 1,052.0 million shares outstanding and 78 million options outstanding at a weighted average exercise price of $62.91 (7) Based on $599 million of commercial paper, $2,475 million of long-term debt, $2,891 million of cash and cash equivalents, $1,614 million of short-term investments and $1,832 million of long-term marketable securities (8) Based on 1,050.9 million shares outstanding and 88 million options outstanding at a weighted average exercise price of $61.61 Implied Value at 11/21 Capital Structure Implied Value at 7/18 Capital Structure Updated Valuation Analysis